Exhibit 11.(b)
            AMERICAN MAIZE-PRODUCTS COMPANY AND ITS SUBSIDIARIES

               CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE

            For the years ended December 31, 1993, 1992 and 1991

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     ITEM                                               1993          1992          1991
Weighted average number of common shares
 outstanding . . . . . . . . . . . . . . . . .       9,634,622     6,442,065      6,415,032
Assumed exercise of certain options. . . . . .          19,134        24,835         24,345
                                                     9,653,756     6,466,900      6,439,377

Income from continuing operations . . .  . . .    $    214,000   $ 9,995,000    $12,805,000
Loss on disposal of discontinued operation,
 net of tax  . . . . . . . . . . . . . . . . .               -             -     (1,518,000)
Extraordinary losses from early
 extinguishment of debt. . . . . . . . . . . .      (4,182,000)            -              -
Cumulative effect of change in accounting
 for postretirement benefits other than
 pensions and other postemployment
 benefits. . . . . . . . . . . . . . . . . . .     (27,200,000)            -              -
Cumulative effect of change in accounting
 for income taxes. . . . . . . . . . . . . . .               -     3,016,000              -

   Net income (loss) . . . . . . . . . . . . .    $(31,168,000)  $13,011,000     $11,287,000

Fully-diluted earnings per share:
 Income from continuing operations . . . . . .          $  .02         $1.54           $1.99
 Loss on disposal of discontinued operation. .               -             -            (.24)
 Extraordinary losses from early
  extinguishment of debt . . . . . . . . . . .            (.43)            -               -
 Cumulative effect of change in accounting
  for postretirement benefits other than
  pensions and other postemployment
  benefits . . . . . . . . . . . . . . . . . .           (2.82)            -               -
 Cumulative effect of change in accounting
  for income taxes . . . . . . . . . . . . . .               -           .47               -

   Net income (loss) . . . . . . . . . . . . .          $(3.23)        $2.01           $1.75
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